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                                                                    EXHIBIT 21.1

                  Subsidiaries of Targeted Genetics Corporation

Targeted Genetics Corporation has four subsidiaries as of December 31, 2001, as follows:


Name of Subsidiary                   Jurisdiction of Organization
------------------                   ----------------------------
CellExSys, Inc.                      Washington
Emerald Gene Systems, Ltd.           Bermuda
Genovo, Inc.                         Delaware
TGCF Manufacturing, Inc.             Washington